EXECUTION COPY


                        TERMINATION AND RELEASE AGREEMENT


     THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") is entered into this 30th day of January, 2001 (the "Separation Date"), by and between Foamex International Inc. (together with its subsidiaries, parents, and affiliates, the "Company") and John G. Johnson, Jr. (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the parties have previously entered into an Employment Agreement, dated as of March 16, 1999 (the "Employment Agreement"); and

     WHEREAS,  the parties have determined that it would be in their  respective
best  interests  to  provide  for  the  termination  of  Executive's   continued
employment with the Company in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

I.   Separation.
     ----------

     The parties hereby confirm that, effective as of the Separation Date, the Executive has resigned in each and every capacity with the Company, including as President and Chief Executive Officer, whether as officer, director, employee, consultant, agent or otherwise, and hereby agree that his employment with the Company shall cease as of the Separation Date. The parties further acknowledge and agree that, effective as of the Separation Date, the Employment Agreement (including the Employment Term thereunder) was terminated without further liability to the Company. Without limiting the generality of the foregoing, the Executive hereby agrees to endeavor to cooperate with the Company as the Company shall reasonably request, to effectuate the effectiveness of the Executive's resignation from any and all appointments at any affiliate or subsidiary of the Company. Effective as of the Separation Date, the Executive shall have no authority to act on behalf of the Company, and shall not hold himself out as having such authority or otherwise act in an executive capacity.

II.  Entitlement.
     -----------

     A. In consideration of the covenants, agreements and acknowledgments of the Executive contained in this Agreement, the Company shall pay to the Executive
(i) $815,000,  less  applicable  withholding  and  deductions,  on the thirtieth
(30th) day following the date hereof; and (ii) the sum of $500,000, less applicable withholding and deductions, to be paid over a six (6) month period commencing on February 1, 2002 in accordance with the Company's regular payroll practices.

     B. The Company shall pay all premiums required for the Executive and his covered family to maintain coverage under the Company's dental and vision plans for the eighteen (18) month period beginning on the Separation Date, but the Executive for him and his spouse hereby waive all other welfare benefit plan continuation whether under COBRA or otherwise.

     C. As of the Separation Date, and other than as is specifically provided in this Section II of this Agreement, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Executive shall be entitled to all benefits accrued up to the Separation Date, to the extent vested under all employee benefit plans of the Company, in accordance with the terms of such plans, excluding any plan, policy or arrangement that provides for severance pay.

     D. The Company shall continue to pay the lease payments on the Executive's automobile in accordance with the current lease agreement and shall purchase the automobile and transfer title to the Executive at the expiration of the lease.

     E. As soon as practicable after the Separation Date, the Executive will be paid for four (4) weeks vacation in accordance with the Company's regular policies.

     F. The option to purchase 375,225 shares of common stock granted to the Executive on April 20, 1999 (the "Option"), shall be modified to extend the scheduled expiration date of the Option with respect to the 250,000 shares covered  thereunder  so  that,  subject  to the  general  terms  of  the  Foamex
International Inc. 1993 Stock Option Plan (the "Plan") and the stock option agreement, the Executive may exercise the option in respect of those 250,000 shares of Company common stock through January 31, 2006.

     G. Subject to Section II.F. above, all other stock option awards granted to the Executive shall continue to be exercisable as provided in the agreements evidencing the grants of such options. Accordingly, subject to the general terms of the Plan and the stock option agreements, the option to acquire 375,225 shares of Company common stock granted to the Executive on March 29, 1999, and the remainder of the Option granted to the Executive on April 20, 1999, shall be fully vested as of the Separation Date and shall remain exercisable through January 31, 2002, and the options to acquire 53,500 shares of Company common stock granted to the Executive on April 26, 2000 and August 4, 2000 shall expire immediately on the Separation Date.

     H. The Company shall reimburse the Executive for all reasonable legal fees and expenses incurred in connection with negotiating this Agreement in an amount not to exceed $15,000.

     J. The Executive shall be entitled to his bonus for the fiscal year 2000, to the extent earned pursuant to the calculations under the performance goals previously established for the fiscal year 2000, payable at the time that other executive bonuses for the fiscal year 2000 are paid.

III. Confidentiality.
     ---------------

     A. On the Separation Date, the Executive shall return to the Company all files, access keys, desk keys, ID badges and credit cards, and all such other property, including without limitation, all originals and copies of papers, notes, and documents (in any medium, including computer disks), whether Company property or not, prepared, received or obtained by the Executive or his counsel during the course of his employment with the Company, and all equipment and property of the Company which may be in the Executive's possession or under his control, including all such papers, work papers, notes, documents and equipment in the possession of the Executive and his counsel. The Executive agrees that he and his family and counsel shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may retain copies of any employment or benefits agreements between the Executive and the Company, this Agreement, any publicly filed materials and any employee benefit plan and stock option plan materials distributed generally to participants in any such plan by the Company.

     B. The Executive hereby agrees that at any and all times he will hold all Confidential Information (as defined below) in a fiduciary capacity for the benefit of the Company and will not disclose to any third party or use for his own benefit or for the benefit of any third party any such Confidential Information; except as required to be disclosed by court order, subpoena or other judicial or governmental administrative process. For purposes of this Agreement, "Confidential Information" shall mean information in whatever form, including information that is written or electronically stored, which has commercial value to the Company and which is created, discovered, developed, or otherwise becomes known to the Company and/or the Executive, or in which property rights are held, assigned to or otherwise acquired by or conveyed to the Company, including any system, software, technical information, trademark, copyrighted material, reports, records, documentation, data, customer or supplier lists, tax or financial information (including the revenues, profits, and costs associated with any of the Company's products or services), business or marketing plans, pricing information or forecasts, "know-how", trade secrets, consultant contracts, subscription lists, pricing policies, operational methods, market plans or strategies, business acquisition plans, new recruiting plans, designs or design projects or research projects. Confidential Information does not include information which becomes generally known within the Company's industry through no act or omission by the Executive. Any Confidential Information, whether or not developed by the Executive, in whole or in part, prior to the Separation Date, shall at all times be the Company's exclusive property.

     C. The Executive acknowledges and agrees that the Confidential Information is a valuable business asset, and that this Section III is necessary to protect the Company's legitimate business interests.

     D. The existence of and the terms and conditions of this Agreement shall be held confidential by the parties hereto, except for disclosure (i) by the Company to its legal, actuarial and accounting advisors, (ii) by the Executive to his legal and financial advisors and family members, (iii) by either party if required by order of a court or other body having jurisdiction over such matter, or otherwise as required under the securities laws, and (iv) by either party with the written consent of the other. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from (i) using on his own behalf or any future employer's behalf, his general knowledge or experience in any area of professional activity, whether or not involving the Executive's service with the Company or (ii) referring to his performance of services with the Company as descriptive of his ability or qualification for employment or engagement by any other entity.

IV.  Solicitation and Competition; Cooperation
     -----------------------------------------

     A. The Executive agrees that for a period of twelve (12) months commencing on the date hereof, he will not (i) solicit, entice or encourage any person employed by, or an agent of, the Company to terminate such person's employment or agency, as the case may be, with the Company or (ii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

     B. The Executive agrees that he shall not for a period of twelve (12) months commencing on the date hereof (i) enter into the employ of or render any services to any Competitive Business (as defined below) or (ii) engage in any Competitive Businesses for the Executive's own account, or (iii) become interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant or advisor or in any other relationship or capacity; provided; however, that nothing in this Section IV.B. shall prohibit the Executive from being a stockholder owning not more than 1% of the outstanding shares of a publicly owned business. Competitive Business for purposes of this Agreement shall mean only an entity that has material operations that directly compete with the Company in the sale of any products sold by the Company as of the date hereof.

     C. Executive agrees that, at any time and from time to time, he will execute any and all documents and will take all other actions which the Company may deem reasonably necessary or appropriate to effectuate the terms of this Agreement.

V.   Nondisparagement.
     ----------------

     A. The Executive hereby agrees that he shall not defame, disparage or criticize the Company, its products or services or any former or existing employees, managers, directors, officers or agents in any medium to any person or entity for a period of five (5) years from the date hereof. Notwithstanding this provision, the Executive may confer in confidence with his legal representatives and make truthful statements in legal proceedings or as required by law. The Company shall have sole and complete discretion regarding the timing, content and any and all aspects of any internal or external announcement or other communication concerning the Executive's separation from the Company; provided that said announcement is materially accurate and does not defame, disparage or criticize the Executive. The Executive shall not participate in any such communication without the advance consent of the Company's Chief Executive Officer or the Chief Executive Officer's designee which will not be unreasonably withheld.

     B. In addition to any and all other remedies available to the Company for any violation of Section V.A., the Executive shall immediately forfeit any amount paid or payable to the Executive pursuant to clause (ii) of Section II.A. and shall immediately remit and disgorge to the Company any and all payments paid or payable to Executive pursuant to clause (ii) of Section II.A. if he engages in any of the acts prohibited by Section V.A.

     C. The Company hereby agrees that, if requested, the Chief Executive Officer of the Company shall provide employment references for the Executive in the form attached hereto as Exhibit A.

     D. The Board shall use reasonable best efforts for a period of five (5) years from the date hereof to cause the Company's officers and directors not to defame, disparage or criticize the Executive; provided that nothing herein shall limit any confidential discussions any of them may have with the Company's attorneys, or limit any truthful statements made in any legal proceeding or as required by law.

VI.  Acknowledgment and Release.
     --------------------------

     A. In consideration of the Company's execution of this Agreement, and except with respect to the Company's obligations arising under or preserved in this Agreement, the Executive, for and on behalf of himself and his heirs and assigns, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action arising out of or relating to the Executive's employment or termination thereof, or his serving in any capacity in respect of, the Company, both known and unknown, in law or in equity, which the Executive may now have or ever had against the Company (which for purposes of this Section VI shall also include not only each of its parents, affiliates, and subsidiaries but also the employees, directors and shareholders of the Company and each of its parents, affiliates and subsidiaries), including, without limitation, (i) any claim for additional bonus with respect to 1999;
(ii) any claim for any bonus for 2001; (iii) any claim for any severance benefit which but for this Agreement might have been due the Executive under any previous agreement executed by and between the Company and the Executive, and
(iv) any complaint charge or cause of action arising out of the Executive's employment with the Company or termination thereof under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended; the National Labor Relations Act, as amended; the Civil Rights Act of 1991; 42 U.S.C. 1981, as amended; the Americans With Disabilities Act of 1990; Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; and any other federal, state and local human rights laws. By signing this Agreement the Executive acknowledges that he intends to waive and release any rights known or unknown he may have under these laws; provided, however, that the Executive does not waive or release claims with respect to the right to enforce this Agreement.

     B. The Executive acknowledges that he has not filed, nor will he initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or, including, without limitation, each of its parents, affiliates and subsidiaries before any local, state or federal agency, court or other body relating to his employment or the resignation thereof (each individually a "Proceeding"), nor will he participate in any Proceeding, in each case, except as required by law. The Executive represents that he is not aware of any basis on which such a Proceeding could reasonably be instituted. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission ("EEOC"). The Executive understands that by entering into this Agreement, he will be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.

     C. The Executive acknowledges that he has been given twenty-one (21) days from the date of receipt of this Agreement to consider all the provisions of this Agreement and hereby agrees to waive the twenty-one (21) day period provided under ADEA. He acknowledges that he has read this Agreement carefully, has been advised to consult an attorney, and fully understands that by signing below he is giving up certain rights which he may have to sue or assert a claim against the Company, as described in this Section VI and the other provisions hereof. The Executive acknowledges that he has not been forced or pressured in any manner whatsoever to sign this Agreement and the Executive agrees to all of its terms voluntarily.

     D. The Executive shall have seven (7) days from the date of execution of this Agreement to revoke this Agreement, including the release given under this
Section VI with respect to all claims referred to herein (including, without limitation, any and all claims arising under ADEA). If the Executive revokes this Agreement, including, without limitation, the release given under this
Section VI, the Executive will be deemed not to have accepted the terms of this Agreement, including without limitation any action required by any Section of this Agreement.

     E. In the event the Executive initiates or voluntarily participates in any Proceeding, or if he fails to abide by any of the terms of this Agreement or if he revokes this Agreement within the seven (7) day period provided under this
Section VI, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the provisions of this Agreement and terminate any benefits or payments that are subsequently due under this Agreement, without waiving the release granted herein (other than, in the case of revocation during the above referenced seven (7) day period, the ADEA release).

     F. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under this Agreement or his obligations under Section VI of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company may have at law, in equity or under this Agreement, upon adequate proof of his violation of any such provision of this Agreement, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

     G. Notwithstanding anything contained herein to the contrary, the Company shall continue to indemnify and hold the Executive harmless pursuant to the Company's Certificate of Incorporation and By Laws, and the Executive shall continue to enjoy the benefits of the liability insurance policies maintained by the Company, for the benefit of its directors and officers, including the Executive. In addition, Section 6.2 of the Employment Agreement shall survive the termination of the Employment Agreement.

VII. Miscellaneous.
     -------------

     A. Notices.
        -------

     Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

     If to the Company:

     Foamex International Inc.
     1000 Columbia Avenue
     Princeton, NJ 08540-6306
     Attention: President

     with a copy to:

     Paul, Weiss, Rifkind, Wharton & Garrison
     1285 Avenue of the Americas
     New York, New York  10019-6064
     Attention:  Judith R. Thoyer, Esq.

     If to the Executive:

     Mr. John G. Johnson, Jr.
     650 Twin Arch Lane
     Bryn Mawr, PA 19010

     with a copy to:

     Dilworth Paxson LLP
     3200 Mellon Bank Center
     1735 Market Street
     Philadelphia, PA 19103
     Attention:  Paul W. Baskowsky, Esq.

     or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

     B. Successor.
        ---------

     This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns. All payments to be made under this Agreement shall survive and be payable in accordance with their terms after the death of the Executive.

     C. Taxes.
        -----

     The Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to the Executive under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to withheld by applicable laws and regulations.

     D. Severability.
        ------------

     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

     E. Counterparts.
        ------------

     This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

     F. Non-Admission.
        -------------

     Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

     G. Entire Agreement.
        ----------------

     This Agreement is the entire agreement between the Executive and the Company with respect to the subject matter hereof, which includes without limitation, any rights which may arise from the separation of the Executive from the Company, and contains all of the agreements, whether written, oral, express or implied, between the Executive and the Company and supersedes any other agreement, including without limitation, the Employment Agreement, by and between the Executive and the Company except to the extent specifically set forth herein. This Agreement cannot be modified or amended except in a writing signed and agreed to by the Executive and the Company.

     H. Governing Law.
        -------------

     This Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in that State; and the parties agree to the jurisdiction of the Federal or state courts located within New York.

     I. Resolution of Disputes.
        ----------------------

     Any disputes arising under or in connection with your employment with the Company, or this Agreement shall be resolved by binding, confidential arbitration to be held in New York City in a confidential, closed session in accordance with the rules and procedures of the American Arbitration Association. The arbitrators may assess expenses, including reasonable attorneys' fees, to either or both parties, taking into account the circumstances of the case. Except as assessed by the arbitrator pursuant to the previous sentence, each party shall bear its own expenses, including attorneys' fees, in connection with any such dispute.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.


                                      FOAMEX INTERNATIONAL INC.


                                      By:     _______________________
                                      Title:  _______________________

                                      By:     _______________________
                                              John G. Johnson, Jr.

                                    EXHIBIT A
                                    ---------


     I am pleased to provide this reference for John Johnson, Jr., who became our President and CEO in March, 1999. We sought Mr. Johnson specifically for his significant management skills and experience in the chemical industry.

       Mr. Johnson's achievements during his tenure include reducing the Company's debt by $135,000,000, stabilizing the financial structure of the Company and recruiting an entire new management team.

     We appreciate all of the contributions John Johnson, Jr. has made to the success of our company, and wish him well in the future.